UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2022

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2022, and effective as of December 31, 2021, Midwest Energy Emissions Corp. (the “Company”), along with its wholly-owned subsidiary, MES, Inc., entered into Amendment No. 1 (the “Amendment”) to the Debt Repayment and Exchange Agreement with AC Midwest Energy LLC (“AC Midwest”) which was entered into on June 1, 2021 and which will repay all existing secured and unsecured debt obligations presently held by AC Midwest (the “Debt Repayment Agreement”).  Pursuant to the Amendment, the closing date deadline for completing the transactions contemplated by the Debt Repayment Agreement has been extended to June 30, 2022.

The foregoing description of the Amendment is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On January 26, 2022, the Company issued a press release announcing that it has entered into the Amendment.  A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1*	Amendment No. 1 to Debt Repayment and Exchange Agreement among Midwest Energy Emissions Corp., MES, Inc. and AC Midwest Energy LLC dated as of January 24, 2022
99.1*	Press release dated January 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: January 27, 2022	By:	/s/ David M. Kaye
David M. Kaye Secretary

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